EXHIBIT 12

FLEETBOSTON FINANCIAL CORPORATION
COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
TO FIXED CHARGES AND PREFERRED DIVIDENDS

EXCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Nine		Three
	months		months
	ended		ended
	Sept. 30,		Sept. 30,		Year ended December 31,

	2002		2002		2001		2000		1999		1998		1997

Earnings:

Income from continuing operations before income taxes	$1,844		$898		$1,524		$5,979		$3,949		$4,481		$4,252

Adjustments:

Fixed charges:

Interest on borrowed funds	1,234		376		2,816		3,912		3,182		2,568		2,026

1/3 of rent	67		21		97		106		124		117		116

Preferred dividends	20		7		44		64		83		96		155

Adjusted earnings	$3,165		$1,302		$4,481		$10,061		$7,338		$7,262		$6,549

Fixed charges and preferred dividends	$1,321		$404		$2,957		$4,082		$3,389		$2,781		$2,297

Adjusted earnings/fixed charges	2.40	x	3.22	x	1.52	x	2.46	x	2.17	x	2.61	x	2.85	x

INCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Nine		Three
	months		months
	ended		ended
	Sept. 30,		Sept. 30,		Year ended December 31,

	2002		2002		2001		2000		1999		1998		1997

Earnings:

Income from continuing operations before income taxes	$1,844		$898		$1,524		$5,979		$3,949		$4,481		$4,252

Adjustments:

Fixed charges:

Interest on borrowed funds	1,234		376		2,816		3,912		3,182		2,568		2,026

1/3 of rent	67		21		97		106		124		117		116

Interest on deposits	1,646		497		3,501		4,412		4,154		4,306		3,961

Preferred dividends	20		7		44		64		83		96		155

Adjusted earnings	$4,811		$1,799		$7,982		$14,473		$11,492		$11,568		$10,510

Fixed charges and preferred dividends	$2,967		$901		$6,458		$8,494		$7,543		$7,087		$6,258

Adjusted earnings/fixed charges	1.62	x	2.00	x	1.24	x	1.70	x	1.52	x	1.63	x	1.68	x

EXHIBIT 12 (continued)
FLEETBOSTON FINANCIAL CORPORATION
COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
TO FIXED CHARGES

EXCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Nine		Three
	months		months
	ended		ended
	Sept. 30,		Sept. 30,		Year ended December 31,

	2002		2002		2001		2000		1999		1998		1997

Earnings:

Income from continuing operations before income taxes	$1,844		$898		$1,524		$5,979		$3,949		$4,481		$4,252

Adjustments:

Fixed charges:

Interest on borrowed funds	1,234		376		2,816		3,912		3,182		2,568		2,026

1/3 of rent	67		21		97		106		124		117		116

Adjusted earnings	$3,145		$1,295		$4,437		$9,997		$7,255		$7,166		$6,394

Fixed charges	$1,301		$397		$2,913		$4,018		$3,306		$2,685		$2,142

Adjusted earnings/fixed charges	2.42	x	3.26	x	1.52	x	2.49	x	2.19	x	2.67	x	2.98	x

INCLUDING INTEREST ON DEPOSITS
(dollars in millions)

	Nine		Three
	months		months
	ended		ended
	Sept. 30,		Sept. 30,		Year ended December 31,

	2002		2002		2001		2000		1999		1998		1997

Earnings:

Income from continuing operations before income taxes	$1,844		$898		$1,524		$5,979		$3,949		$4,481		$4,252

Adjustments:

Fixed charges:

Interest on borrowed funds	1,234		376		2,816		3,912		3,182		2,568		2,026

1/3 of rent	67		21		97		106		124		117		116

Interest on deposits	1,646		497		3,501		4,412		4,154		4,306		3,961

Adjusted earnings	$4,791		$1,792		$7,938		$14,409		$11,409		$11,472		$10,355

Fixed charges	$2,947		$894		$6,414		$8,430		$7,460		$6,991		$6,103

Adjusted earnings/fixed charges	1.63	x	2.00	x	1.24	x	1.71	x	1.53	x	1.64	x	1.70	x